                                  Exhibit 99.1

                 SL INDUSTRIES, INC. MOVES COMMON STOCK TRADING
                           TO AMERICAN STOCK EXCHANGE

            MT. LAUREL,  N.J. (April 28, 2003) - SL Industries,  Inc.  (NYSE:SL)
announced today that effective at the opening of trading on Wednesday, April 30,
2003,  its common stock will be traded on the  American  Stock  Exchange  (AMEX)
under the symbol "SLI." The stock will continue to be traded on the NYSE through the close of the market on Tuesday, April 29, 2003.

            Additionally,  on  April  30,  2003,  the  Company's  symbol  on the
Philadelphia  Stock Exchange will be changed from "SL" to "SLI". The Company had been operating under a plan to address its non-compliance with the NYSE's market
capitalization  and  stockholders'   equity   requirements  and  was  unable  to
demonstrate compliance by the end of its 18 month plan period.

            "We have studied a number of alternatives to ensure our common stock continues to be publicly  traded and the American Stock Exchange was clearly the best solution for us," said Warren  Lichtenstein,  Chairman and Chief  Executive
Officer of SL  Industries,  Inc. "The American  Stock  Exchange will provide our shareholders with an excellent trading  environment on a major national exchange with state of the art technology so that trades are executed  quickly,  reliably and transparently. We look forward to a long and favorable relationship with the
American Stock Exchange."

About SL Industries

            SL Industries, Inc., through its subsidiaries, designs, manufactures and markets power electronics,  power motion and power protection equipment that is used in a variety  of  aerospace,  computer,  datacom,  industrial,  medical, telecom, transportation and utility equipment applications

Forward-Looking Statements

            This press  release  contains  statements  that are  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995.  These  statements  are  based  on  current  expectations,  estimates  and projections about the Company's  business based, in part, on assumptions made by management.  These  statements  are not  guarantees  of future  performance  and involve  risks,  uncertainties  and  assumptions  that are difficult to predict.
Therefore,  actual  outcomes  and  results  may differ  materially  from what is expressed  or  forecasted  in such  forward-looking  statements  due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company,  changes in demand for the  Company's  products,  product  mix,  the  timing  of  customer  orders  and deliveries,  the impact of  competitive  products  and pricing,  constraints  on supplies of critical  components,  excess or  shortage of  production  capacity, difficulties  encountered in the  integration  of acquired  businesses and other risks  discussed  from time to time in the  Company's  Securities  and  Exchange
Commission filings and reports.  In addition,  such statements could be affected by general industry and market conditions and growth rates, and general domestic and international  economic conditions.  Such  forward-looking  statements speak only as of the date on which they are made,  and the Company does not  undertake any  obligation  to update any  forward-looking  statement to reflect  events or circumstances after the date of this release.

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Contact:

SL Industries, Inc.
David R. Nuzzo, 856/727-1500, ext. 5515
david.Nuzzo@slindustries.com